 As filed with the Securities and Exchange Commission on October 14, 1997
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------

                       AMERICAN BUSINESS INFORMATION, INC.
               (Exact name of issuer as specified in its charter)


           DELAWARE                                    47-0751545
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                             5711 SOUTH 86TH CIRCLE
                              OMAHA, NEBRASKA 68127
                    (Address of principal executive offices)

                         -------------------------------

                       AMERICAN BUSINESS INFORMATION, INC.
                             1992 STOCK OPTION PLAN

                       AMERICAN BUSINESS INFORMATION, INC.
                      1997 CLASS A COMMON STOCK OPTION PLAN

                            (Full title of the plans)
                         -------------------------------

                                 STEVEN PURCELL
                             CHIEF FINANCIAL OFFICER
                       AMERICAN BUSINESS INFORMATION, INC.
                             5711 SOUTH 86TH CIRCLE
                              OMAHA, NEBRASKA 68127
                                 (402) 593-4500
            (Name, address and telephone number of agent for service)
                         -------------------------------

                                    Copy to:
                             Francis S. Currie, Esq.
                           Martin A. Wellington, Esq.
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                           Palo Alto, California 94304
                         -------------------------------

================================================================================

                         CALCULATION OF REGISTRATION FEE


                                                             Proposed Maximum   Proposed Maximum
                                              Amount to be    Offering Price        Aggregate         Amount of
      Title of Securities to be Registered     Registered      Per Share(1)     Offering Price(1)  Registration Fee
------------------------------------------   ----------------------------------------------------------------------
1992 Stock Option Plan(2)

     Class A Common Stock                      3,193,025          $ 12.00          $ 38,316,300         $ 11,650
     Class B Common Stock                      1,868,500          $ 11.88          $ 22,197,780          $ 6,750

1997 Class A Common Stock Option
Plan(3)
                                               2,000,000          $ 12.00          $ 24,000,000          $ 7,300
     Class A Common Stock
Total                                          7,061,525           --              $ 84,514,080         $ 25,700
                                              ==========         ========          ============         ========

(1) Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the prices of the Company's Class A Common Stock and Class B Common Stock as reported on the Nasdaq National Market on October 10, 1997.

(2) On October 3, 1997, the Company reclassified its existing Common Stock as Class B Common Stock, authorized a new class of common stock designated Class A Common Stock (together the "Reclassification"), and declared a dividend of one share of Class A Common Stock for every share of Class B Common Stock outstanding as of that date (the "Stock Dividend"). Pursuant to the Reclassification, the Stock Dividend, and the terms of the Company's 1992 Stock Option Plan, options to purchase Common Stock that were outstanding prior the Reclassification and the Stock Dividend, became options to purchase both, but not either, one share of Class A Common Stock and one share of Class B Common Stock. Pursuant to the Company's correspondence with the Nasdaq National Market, the Company has agreed not to issue any further options to purchase Class B Common Stock after the Reclassification and the Stock Dividend without Nasdaq consent. Of the shares of Class B Common Stock issuable pursuant to the exercise of currently outstanding options, 1,900,000 shares were previously registered on Registration Statements on Form S-8 ( Files No. 33-59256 and 33-91194). The Company is hereby registering 1,868,500 shares of Class B Common Stock subject to presently outstanding options, which shares have not yet been registered. In addition, the Company is registering hereby 3,193,025 shares of Class A Common Stock which became issuable upon exercise of currently outstanding options under the 1992 Stock Option Plan by virtue of the Reclassification and the Stock Dividend.

(3) The Board of Directors and the stockholders of the Company have approved the reservation of 2,000,000 shares of the Company's Class A Common Stock for issuance under the Company's 1997 Class A Common Stock Option Plan.

                      AMERICAN BUSINESS INFORMATION, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference.

           There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

                 (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, as amended, filed with the Commission.

                 (b) The Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 1997, as amended, the Registrant's Quarterly Report on Form 10-Q for the three months ended June 30, 1997, the Registrant's Current Report on Form 8-K dated February 28, 1997, as amended, the Company's Current Report on Form 8-K dated August 5, 1997, the Registrant's Current Report on Form 8-K dated September 8, 1997 and the Company's Current Report on Form 8-K dated October 3, 1997, as amended, filed with the Commission.

                 (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form S-3 (File No. 333-36669) filed by the Registrant with the Commission on September 29, 1997, and any amendment or report filed hereafter for the purpose of updating such description.

                 The Registrant's Registration Statement on Form 8-A, dated October 19, 1991, as amended, the Registrant's Registration Statement on Form 8-A file August 6, 1997, as amended, the Registrant's Registration Statement on Form 8-A filed October 3, 1997 and the Registrant's Registration Statement on Form 8-A filed October 3, 1997, filed with the Commission are hereby incorporated by reference.

                 The Registrant hereby incorporates by reference in this Registration Statement the contents of the Registrant's Registration Statements on Form S-8 (Registration Nos. 33-59256 and 33-91194).

                 All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

           Not applicable.

Item 5.    Interests of Named Experts and Counsel.

           Not applicable.

Item 6.    Indemnification of Directors and Officers.

           Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Certificate of Incorporation, as amended, and Bylaws provide for indemnification of its officers, directors, employees and other agents to the maximum extent permitted by the Delaware Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors, the form of which is attached hereto as Exhibit 99.1

Item 7.    Exemption from Registration Claims.

           Not applicable.

Item 8.    Exhibits


     Exhibit
     Number     Description
   -----------  --------------------------------------------------------------------------------

     4.1        American Business Information, Inc. 1992 Stock Option Plan, as amended to date.

     4.2        American Business Information 1997 Class A Common Stock Option Plan

     5.1        Opinion of Wilson Sonsini Goodrich & Rosati, P.C. with respect to the securities being registered

     23.1       Consent of Coopers & Lybrand L.L.P., Independent Auditors

     23.2       Consent of Counsel (contained in Exhibit 5.1)

     24.1       Power of Attorney (see page II-4)

     99.1 Form of Indemnification Agreement is incorporated herein by reference to Exhibit 10.15 of the Company's Registration
                Statement on Form S-1, (File No. 33-51352) filed with the
                Securities and Exchange Commission on August 28, 1992.

Item 9.    Undertakings

           (a) Rule 415 Offering. The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporations Law, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on October 8, 1997.

                                       AMERICAN BUSINESS INFORMATION, INC.


                                       By: /s/ Steven Purcell
                                          --------------------------------------
                                          Steven Purcell
                                          Chief Financial Officer and Secretary


                                POWER OF ATTORNEY

     KNOW ALL THESE PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Dahnke and Steven Purcell and each of them, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and conforming all that each said attorneys-in-fact or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Date:  October 10, 1997      /s/ Vinod Gupta
                             ---------------------------------------------------
                             Vinod Gupta, Chairman of the Board

Date:  October 8, 1997       /s/ Scott Dahnke
                             ---------------------------------------------------
                             Scott Dahnke, Chief Executive Officer and Director

Date:  October 8, 1997       /s/ Steven Purcell
                             ---------------------------------------------------
                             Steven Purcell, Chief Financial Officer
                             and Secretary (principal financial
                             officer and principal accounting officer)

Date:  October 8, 1997       /s/ Jon H. Wellman
                             ---------------------------------------------------
                             Jon H. Wellman, Director

Date:  October 8, 1997       /s/ Jon D. Hoffmaster
                             ---------------------------------------------------
                             Jon D. Hoffmaster, Director

Date:  October 9, 1997       /s/ Gautam Gupta
                             ---------------------------------------------------
                             Gautam Gupta, Director

Date:  October 8, 1997       /s/ Elliot S. Kaplan
                             ---------------------------------------------------
                             Elliot S. Kaplan, Director

Date:  October 8, 1997       /s/ Harold Andersen
                             ---------------------------------------------------
                             Harold Andersen, Director

Date:  October 8, 1997       /s/ George J. Kubat
                             ---------------------------------------------------
                             George J. Kubat, Director

Date:  October 8, 1997       /s/ Paul A. Goldner
                             ---------------------------------------------------
                             Paul A. Goldner, Director

Date:  October 9, 1997       /s/ George F. Haddix
                             ---------------------------------------------------
                             George F. Haddix, Director

                                  EXHIBIT INDEX

     Exhibit
     Number     Description
   -----------  --------------------------------------------------------------------------------

     4.1        American Business Information, Inc. 1992 Stock Option Plan, as amended to date.

     4.2        American Business Information 1997 Class A Common Stock Option Plan

     5.1        Opinion of Wilson Sonsini Goodrich & Rosati, P.C. with respect to the securities being registered

     23.1       Consent of Coopers & Lybrand L.L.P., Independent Auditors

     23.2       Consent of Counsel (contained in Exhibit 5.1)

     24.1       Power of Attorney (see page II-4)

     99.1 Form of Indemnification Agreement is incorporated herein by reference to Exhibit 10.15 of the Company's Registration
                Statement on Form S-1, (File No. 33-51352) filed with the
                Securities and Exchange Commission on August 28, 1992.